Northern Rock
Granite Series 2007–3
UK Prime Residential Mortgage Securitisation

Investor Presentation

September 2007

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be increased, decreased, split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154.

This Investor Presentation includes forward-looking statements. These forward-looking statements can be identified by the use of forward-looking terminology, such as the words, "expects", "may", "will", "should", "could" or "anticipates", or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the notes, Northern Rock plc or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others: general economic and business conditions in the UK; currency exchange and interest fluctuations; governmental, statutory, regulatory or administrative initiatives affecting Northern Rock plc; changes in business strategy, lending practices or customer relationships; and other factors that may be referred to in this Investor Presentation. Some of the most significant of these risks, uncertainties and other factors are discussed under the caption "risk factors" in the prospectus, and you are encouraged to carefully consider those factors prior to making an investment decision.

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Table of contents

1. Executive summary

Executive summary

- Northern Rock has a long history. It has been a UK mortgage provider since 1850 and is a growing player in the UK
- It is the fifth largest mortgage lender in the UK[1] with £96.7 billion loans and advances to customers (as at 30 June 2007)[2]
- Northern Rock is a single-A credit

	S&P[3]	Moodys	Fitch
Long Term	A +	Aa3	A+
Short Term	A-1	P-1	F1

- Northern Rock's key strategic advantage is its cost base
  - Costs to asset ratio 0.29%[4]
  - Cost to income ratio 26.6%[4]
- In a price competitive market this allows Northern Rock to generate asset growth by competitive pricing
- The strategy is dependent on securing volume funding. Northern Rock is a regular securitisation issuer with 23 RMBS deals transacted
- This offering is Northern Rock's 24th residential mortgage-backed transaction, offering £[•] billion equivalent of securities in [US Dollars, Euros and Sterling]
- Dollar denominated tranches offered are registered under the U.S. Securities Act of 1933, as amended, and the transaction is Regulation AB compliant
- Bonds are sized at a CPR rate of approx 15%
- Structure rated up to £3.6bn, however NRK will issue notes where demand results, and may retain parts of structure. Senior notes will be supported by a Granite Master Issuer standard/rated capital structure.

[1] This refers to the stock of mortgage loans outstanding, Council of Mortgage Lenders, table MM10
[2] Source: Northern Rock Interim Results 2007
[3] S&P Negative outlook
[4] Source: Northern Rock Interim Results 2007
Source: Offering Documents

2. The UK Housing and Mortgage Markets

Current health of the UK housing & mortgage markets

- Northern Rock expects gross advances to remain strong in 2007/2008[1]



Transactions and House Prices[2]
Property Transactions (000's) (LHS)
Annual Halifax HPI (RHS)
2,500
2,000
1,500
1,000
500
0
25%
20%
15%
10%
5%
0%
(5%)
(10%)
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007 H1



The UK Mortgage Market[3]
£m
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007 est

- Northern Rock expects medium term house price growth to trend with earnings

- Northern Rock expects gross lending in 2007/2008 to be ahead of 2006 levels
- Remortgages made up 36% of gross lending in 2006[4]

[1] Source: Northern Rock. The forward looking statements on this page are subject to risks, uncertainties and other factors including, among others, general economic and business conditions in the UK and other factors noted under "Forward Looking Statements" on page 2 of this presentation
[2] Source: Council of Mortgage Lenders Table HP1 (HPI is year on year % change), Table PT2. Property transactions for 2007 H1 refer to Inland Revenue seasonally adjusted data (T 165.5). 2007 H1 data refers to Halifax HPI summary dated July 2007. Northern Rock
[3] Source: Council of Mortgage Lenders Table MM8, Northern Rock Interim Results 2007
[4] Source: Council of Mortgage Lenders Table ML1. Figure represents the balance of mortgage loans

UK economic fundamentals

Unemployment & Interest Rates[1]



Unemployment Rate
Base Rate
15%
10%
5%
0%
1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 H1

Median Interest Mortgage Payments/ household income – First Time Buyers and Home Movers[2]



First Time Buyers
Home Movers
25%
15%
5%
1986 1989 1992 1995 1998 2001 2004 2007 H1

Housing Tenure[3]



Owner Occupied
Private Rented
Housing Association
Public Rented
% of Total
80 70 60 50 40 30 20 10 0
1981 1983 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005

- Low unemployment and interest rates from a historical perspective provide a positive backdrop to owner occupation
- Housing tenure is dominated by owner occupation with private renting and Local Authority/Social Housing provision remaining low

[1] Source: Council of Mortgage Lenders, Table E1, IR1. 2007 H1 unemployment figure is average of Jan-Jun figures.
[2] Source: Council of Mortgage Lenders Table ML2, Table ML3. 2007 H1 is average of Jan-June 2007 figures.
[3] Source: Council of Mortgage Lenders Table HB3. Figures refer to Great Britain

Housing supply/demand – demographic factors and supply constraints

- Between 2005 and 2021, population is forecast to increase by 4.5 million from 60.2m to 64.7m (i.e. 7%)[1]
- The number of households is set to increase by 4.4 million (18%) between 2003 and 2021[2]
  - People are living longer. In 1981 male life expectancy was 71 and in 2004 it had risen to 77[3]
  - The average household size is falling – in 1961 it was 3.01 and in 2006 it was 2.32. It is expected to fall to 2.15 by 2021[4]
  - There has been a dramatic rise in single person households – 30% of total households in 2001 and a 88% increase since 1991[5]
  - The average age of a first time buyer in 2004 was 34 (up from 31 in 1984)[6]
  - An estimated 565k people migrated into the UK in 2005[7]
- The dwelling stock is increasing more slowly (only 168k net gain in the dwelling stock in 2004/5)[8]

[1] Population Trends Winter 2006 (No 126) Table 1.2 ONS. Figures refer to UK
[2] Department of Communities and Local Government Table 401 Household estimates and projections
[3] Population Trends Winter 2006 (No 126) Table 5.1 ONS. Figures refer to UK
[4] Department of Communities and Local Government Table 401 Household estimates and projections. Figures refer to GB
[5] Housing Statistics 2005 Table 4.3 ONS (refers to England only), HOPS report
[6] CML Research "Understanding First Time Buyers" July 2005
[7] Population Trends Winter 2006 ONS (No. 126) Table 7.1
[8] Department for Communities and Local Government Table 111

Performance of house prices during the last recession

Interest Rate & Unemployment Rate[1]


15%
10%
5%
0%
Unemployment Rate
Base Rate
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007 H1

- Between 1987 and 1989 base rates rose 6.5%
- Unemployment nearly doubled from 5.4% in 1989 to 9.9% in 1992
- An historic peak in house prices was reached in May 1989 (227.4) which fell to a recessionary low in February 1993 (197.9)[2]
- The peak to trough house price fall was only 13%

	Early 1990s	H1 2007[3]
Unemployment	9.9%[a]	2.87%
Base rate	14.0%[b]	5.75%
6-12m arrears	2.07%[c]	0.32%
12m+ arrears	1.50%[d]	0.13%
Repossessions	0.77%[e]	0.12%

Note: a1992 b1990 c1992 d1993 e1991: respectively the worst years. Source: Office for National Statistics, Council of Mortgage Lenders Table IR1, E1, AP1, AP4

Halifax House Price Index[2]


700
600
500
400
300
200
100
0
Peak
Trough
1983
1986
1989
1992
1995
1998
2001
2004
2007YTD

[1] Source: Council of Mortgage Lenders Table E1, IR1. Unemployment refers to Claimant Count. 2007 H1 is Jan-June average.
[2] Source: Halifax Historical House Price Data, monthly data, seasonally adjusted
[3] Unemployment figures shown up to Apr 2007 (average of Jan-Apr 2007 figures). Base rate as at 5 Jul 2007.

US/UK sub prime mortgage market comparison

- There has been much recent focus on the state of the US sub-prime markets. The table below summarises some of the key differences between US and UK sub-prime[1]

	US sub-prime	UK sub-prime
Definition of sub prime	Low credit scores, high debt-to-income and high LTV ratios as well as adverse credit history	Adverse credit history only
Underwriting criteria	Eased 2004 to 2006	Modest easing – but significantly over last 2 years
Riskier products	Yes	No
"Risk layering"	Yes	No
Economic background	Interest rates rose from 1% to 5.25% (2004 – 2006), housing market weakened	Much more tempered rise in interest rates, housing market still strong with rising house prices
Regulatory environment	Some shortcomings	Tight framework and review – Closely monitored by the FSA

- Whilst there is no formal definition of sub-prime some broad differences can be drawn:
  - US sub-prime pools typically contain 100% of borrowers with heavy credit impairment against 16% in the UK[2]
  - Products are very different, negative amortisation and hybrid adjustable rate mortgages are not features of the UK. UK sub prime discounted rates are relatively rare and the discounts tend to be modest in any event
  - There is no "risk layering" in the UK (i.e. simultaneously offering combinations of second charge loans, no or little income verification and high LTV loans). In the UK there is virtually no 100% lending and only 15% of lending is 90% plus
  - In the UK the FSA regulates adverse credit lending, requiring, inter alia, stress testing rates in key facts illustrations, based on final, not initially discounted, rates to borrowers. Less than half of US sub-prime lending has been originated by federally regulated banking institutions and affordability, when tested, has been on the basis of initial, heavily discounted rates
  - The UK housing market remains strong, with rising prices and a shortage of supply
- It is important to stress that Northern Rock originates only prime loans.

[1] Council of Mortgage Lenders "News and Views" No 6/2007 3rd April 2007"
[2] Moodys "Non-Prime RMBS: The US and the UK" Moodys Structured Finance EMEA Conference, 30 & 31 January 2007"

3. UK mortgage credit quality

UK mortgage credit quality is driven by unemployment

Arrears and Unemployment[1]


4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
%
12
10
8
6
4
2
0
%
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007 H1
3m+ Arrears (LHS)
6m+ Arrears (LHS)
Unemployment (RHS)

Duration of Unemployment[2]


000's
3,500
3,000
2,500
2,000
1,500
1,000
500
0
All over 12 months
Over 6 & up to 12 Months
Up to 6 Months
1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006

- Survey data shows that the main reason for arrears is change in income[3]
- Total mortgage arrears are highly correlated with unemployment. UK unemployment has drifted gently upwards since 2005
- Serious arrears and repossessions are primarily driven by long term unemployment which is at a historically low level[4]

[1] Source: Council of Mortgage Lenders, Table E1, Table AP1. H1 2007 is average of Jan-Jun
[2] Source: Office for National Statistics, Labour Force Survey, not seasonally adjusted, Table 30b
[3] Source: Council of Mortgage Lenders Repossession and Risk Review, CML January 2007
[4] Source: Northern Rock

Mortgage servicing burden and other credit commitments



Individual insolvencies (quarterly, number)[1]
20,000
15,000
10,000
5,000
0
Bankruptcy
IVA
1998
1999
2000
2001
2002
2003
2004
2005
2006
H1 2007

- Interest rates and the **mortgage service burden** – rising short term interest rates and rising fixed rate mortgage rates have increased the mortgage burden. CML estimate that the overall mortgage payment burden will rise by around 20% between the middle of 2006 and the end of 2008 and that this will be the major factor driving a temporary rise in the number of cases of 3+ months arrears over the coming year[2]
- Statistical work suggests that there is no relationship between arrears and mortgage service burden at payment to income levels below 20%[3]
- Insolvency and debt write off figures suggest increasing numbers of people have problems **managing indebtedness**
- Indebtedness, however, is concentrated amongst the young, lone parent families and tenants, rather than home owners[4]
- Surveys suggest that 65% of mortgage borrowers have unsecured credit, and only 8% of these consider them to be a burden[5]

[1] Source: The Insolvency Service Individual Insolvencies In England & Wales (not seasonally adjusted)
[2] Source: Council of Mortgage Lenders Repossession and Risk Review August 2006
[3] Source: The Insolvency Service, Individual Solvencies in England and Wales, not seasonally adjusted
[4] Kempson (2004) quoted in the Council of Mortgage Lenders Repossession and Risk Review August 2006
[5] Barwell (2006) quoted in the Council of Mortgage Lenders Repossession and Risk Review August 2006

Other factors influencing mortgage credit quality[1]

- **Payment shock** - some borrowers may find an increase in their borrowing costs as their mortgage product changes. CML concludes that overall product payment shock is likely to have a modest upward impact on arrears this year, but less so than in 2004/5
- **LTV ratios** – Household level research suggests that arrears are more likely for households with high LTVs. The proportion of high LTV ratio loans (90% plus) has been stable since 2005 Q2 and this provides a stable backdrop for future credit quality
- **Housing equity** - Households with significant equity tend to experience fewer problems than households with little equity. Household equity increased by 2% in 2005 after growing at an annual rate of 15% between 1998 and 2004. If house prices grow with earnings and mortgage debt growth stabilises, CML calculates that housing equity will grow by 2% p.a.
- Younger borrowers tend to experience more difficulties than older ones. The **age distribution** of borrowers for house purchase has shifted towards older borrowers. Recent data shows that 8% of recent borrowers are under 25, less than 30% under 30 and 49% under 35
- The probability of mortgage arrears is substantially greater for households with previous problems[2]. The rise in arrears in 2004 and 2005 and increasing importance of lending to those with **poor credit histories** point to a higher level of underlying mortgage arrears
- The number of **possessions** is influenced by longer-term mortgage arrears, debt service burdens, first-time buyers with high LTVs, available housing equity and house price growth[3]. It is also being influenced by the increasing importance of adverse credit lending where arrears and possession rates are higher and lenders tend to take possession action more quickly

[1] Source: Council of Mortgage Lenders Repossession Risk Review August 2006
[2] May (2005) quoted in Council of Mortgage Lenders Repossession Risk Review August 2006
[3] The relationship between mortgage possessions and the economic cycle, Oxford Economic Forecasting, July 2001 (quoted in Council of Mortgage Lenders Repossession Risk Review August 2006)

4. Northern Rock: Company overview

Northern Rock strategic evolution

- Northern Rock's core residential growth story remains unchanged
- Sale & rundown of higher risk weighted assets to improve capital efficiency under Basle II
- Strategic annual targets[1]
  - Asset growth 20% ± 5%
  - Shareholder Profit growth 20% ± 5%
  - Return on equity 20% - 25%
  - Cost growth one half to two thirds asset growth (and less than income growth)
- Focus on residential mortgage loans, supplemented by secured commercial lending and personal credit

- Strategic strengths
  - Cost efficient bank:
    - Cost to asset ratio 0.29%[2]
    - Cost to income ratio 26.6%[2]
  - Low risk balance sheet – low arrears

Business model delivers low risk growth

[1] Source: Northern Rock Annual Report 2006
[2] Source: Northern Rock Interim Results 2007. Cost to asset ratio and Cost to income ratio are reported on an underlying basis.

Securitisation is a key part of Northern Rock's funding and the company is a key player in the European market

Securitisation and Northern Rock's Funding[1]


100%
80%
60%
40%
20%
0%
28%
49%
46%
52%
56%
59%
54%
57%
47%
3%
10%
17%
24%
31%
37%
40%
43%
47%
1999
2000
2001
2002
2003
2004
2005
2006
2007 H1
Securitisation as a % of funding flow
Securitisation as a % of funding stock

- Securitisation is an extremely important source of funding for Northern Rock

	European MBS Issuer[2]	H1 2007 (£bn)
1	Banco Santander Central Hispano SA	11.17
2	Northern Rock plc	10.42
3	Barclays plc	7.31
4	HBOS plc	7.14
5	Royal Bank of Scotland Group plc	5.99
6	Bank of Ireland	5.26
7	Lehman Brothers Holdings Inc	3.01
8	Lloyds TSB Group plc	2.98
9	National Australia Bank Ltd	2.86
10	Morgan Stanley	2.54

- Northern Rock was the second largest European MBS issuer in the UK in 2007 H1

[1] Source: Northern Rock Interim Results 2007
[2] Source: Dealogic Bondware. Ranked by issuer parents. Currencies converted at a sterling/dollar exchange rate of 2.0313. 2007 figures up to August 2007.

Northern Rock has a diversified and well-balanced funding platform

- Northern Rock is committed to maintaining, developing and diversifying its funding base by:
  - Accessing retail deposits, unsecured funding, securitisation and covered bonds
  - Issuing regularly in a range of maturities, currencies and structures

Funding Stock (30 June 2007)



Covered Bonds 8%
Retail 23%
Wholesale 25%
Securitisation 44%

Retail (as at 30 June 2007)

	Balance	No. of accounts
Onshore total	£20.6bn	1.30m
Offshore total	£3.7bn	0.05m

Wholesale Funding Programmes (30 June 2007)

US$20bn 144A US Medium Term Notes	US$10.1bn
US$15bn Euro Medium Term Notes	US$10.8bn
A$2bn Australian Debt Programme	A$1.2bn
US$5bn US Commercial Paper	US$4.2bn
US$4bn Euro Commercial Paper	US$1.9bn
CAD$2bn Canadian Commercial Paper	CAD$0.8bn
€4bn French Certificates of Deposit	€2.8bn

Covered Bond Programme (30 June 2007)

8 issues	€12.7bn

RMBS Issuance (30 June 2007)

- 3 stand-alone residential transactions
- 20 issues from the Granite Master Trust

Total issuance	£71bn
Outstanding issuance	£46.2bn

1 Onshore includes Save Direct, Postal, Branch, Tessas, Issas, Bonds, Online, L&G & NR, and Silversaver. Offshore includes Guernsey, Ireland, and Denmark.
Source: Northern Rock 2006 Annual Report, Northern Rock

Capital management & Basle II

Risk Weighted Assets under Basle I & Basle II



Basle I
Basle II
100%
50%
0%
Residential
Treasury
Standalone USL
Together USL
Commercial

- Implementation of Basle II results in our Pillar I risk weighted assets falling from around £33.9bn under Basle I to £18.9bn under Basle II, a 44% reduction[1]
- Planned disposal of capital inefficient assets and continued capital management such as the Whinstone programme results in a capital surplus over the next 3 to 4 years.
- Broadening income streams with origination and distribution of higher risk loans while retaining lower credit risk on balance sheet.

Gradual evolution of business model results in improving capital efficiency

[1] Source: Northern Rock Interim Results 2007

Net residential mortgage market share is significantly ahead of par which drives asset growth

Northern Rock UK residential mortgage market share (net and closing stock) 1998-2007 H1


18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Net share
Closing stock
6.5%
4.0%
6.4%
6.9%
7.2%
7.7%
11.2%
14.5%
13.4%
18.9%
3.1%
3.2%
3.4%
3.7%
4.3%
4.8%
5.5%
6.4%
7.1%
7.6%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007 H1 est

Northern Rock Total Assets 1999-2007 H1[1]


£bn
120
100
80
60
40
20
0
20.7
22.6
31.1
41.9
51.9
64.9
82.7
101.0
113.5
1999
2000
2001
2002
2003
2004
2005
2006
2007 H1

- Despite strong growth, Northern Rock is still relatively small with an estimated market share of stock of 7.6%

- Total Assets have nearly doubled in the past three years, reaching £113.5 billion as at 30 June 2007

Sources: Northern Rock Annual Report & Accounts (various), Northern Rock Preliminary Results 2006, Council of Mortgage Lenders, Bank of England

[1] 1999-2003 prepared under UK GAAP. 2004-2007 H1 prepared under IFRS. Total Assets are on a statutory basis

Northern Rock is a major player in the UK mortgage market


Gross Market shares of mortgage stock H1 2007[1]
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
HBOS
Northern Rock
Abbey
Lloyds TSB
Nationwide
Barclays
A&L
B&B


Net Market shares of net mortgage lending H1 2007[2]
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Northern Rock
Nationwide
Lloyds TSB
HBOS
Abbey
Barclays
B&B
A&L
RBS

- The UK mortgage market is highly concentrated
- At the end of 2005 the top 10 lenders accounted for 78% of the mortgage lending stock
- The top 20 lenders accounted for 90.5% of the mortgage stock

- Interim results show that Northern Rock was the second largest gross lender and the largest net lender in H1 2007

[1] Source: Northern Rock Appendix A 2007 Interim Results. Nationwide disclosed data for full year to end Mar 07.
[2] Source Northern Rock Appendix A 2007 Interim Results. Net lending not shown for HSBC, Nationwide disclosed data for full year to end Mar 07

Superior cost efficiency has maintained strong growth in profits

Northern Rock efficiency ratios 1999-2007 H1[1]



Cost: Asset ratio (RHS)
Cost: Income ratio (LHS)
60.0%
57.0%
53.0%
46.0%
41.0%
37.0%
34.0%
31.0%
29.0%
31.6%
31.9%
31.2%
30.1%
29.8%
29.9%
29.8%
28.4%
26.6%
1999
2000
2001
2002
2003
2004
2005
2006
2007 H1

Cost to Income Ratios 2007 H1[2]



60%
40%
20%
38.8%
39.9%
43.0%
43.0%
46.2%
50.2%
56.1%
Northern Rock
HBOS
Alliance & Leicester
RBS
Bradford & Bingley
Lloyds TSB
Abbey
Barclays

Northern Rock pre-tax profit/profit attributable 1999-2007 H1[3]



UK GAAP
Half year
£m
650
550
450
350
250
150
50
-50
215.1
245.5
276.5
325.4
386.8
431.2
436.3
494.2
626.7
332.8
296.1
1999
2000
2001
2002
2003
2004
2004
2005
IFRS
2006
2007 H1

Sources: Northern Rock Annual Report & Accounts (various), Preliminary Results 2006, Company Reports & Accounts
[1] 1999-2003 prepared under UK GAAP. 2004-2007 prepared under IFRS (on an underlying basis)
[2] Competitors ratios refer to retail banking division where applicable. Source: Competitor Preliminary Results. Figures for A&L, Barclays, HBOS, LTSB relate to disclosed retail banking operations
[3] 1999-2004 prepared under UK GAAP. 2004-2007 prepared under IFRS (on an underlying basis). UK GAAP refers to post-tax profit, IFRS refers to underlying profit attributable to shareholders

Mortgage performance significantly outperforms the industry average

Number of Loans > 3 Months in arrears


3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Council of Mortgage Lenders (average)
Northern Rock
1997 H1 … 2007 H1

Number of Loans > 12 Months in arrears


0.6%
0.5%
0.4%
0.3%
0.2%
0.1%
0.0%
Council of Mortgage Lenders (average)
Norhern Rock
1997 H1 … 2007 H1

Northern Rock	31 Dec 2006	H1 2007
Total No of Loans	738,931	782,447
No. 3m+	3,096	3,709
No. 12m+	34	46
Stock of possessions	662	1,314

Northern Rock number of loans 3m+ in arrears and number of loans


12,000
10,000
8,000
6,000
4,000
2,000
0
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
3m+ (LHS)
No Loans (RHS)
95 96 97 98 99 00 01 02 03 04 05 06 H1 07

Sources: Northern Rock Annual Report & Accounts (various), Northern Rock 2006 Preliminary Results, Northern Rock, Council of Mortgage Lenders

5. Northern Rock: Residential mortgage business

Residential mortgage distribution and product mix H1 2007

Mortgage distribution H1 2007


NR Direct
7%
Intermediary
8%
Branch
3%
Intermediary
Internet
82%

Product distribution H1 2007


Discount
4%
Lifetime
1%
Buy to Let
8%
Together
26%
Fixed
61%

- Mortgage intermediaries
  - All must be FSA registered
  - No 'packaged business' is accepted
  - Independent validation and checks are conducted
  - The intermediaries are not involved in the underwriting process

- All mortgages are subject to credit scoring
- Fully transparent product range – all new products are available to all existing customers
- Broad range of products: Price sensitive, Lifestyle, Capital raising
- Together loans combine a secured mortgage with an unsecured loan at a single interest rate with one combined monthly payment

Source: Northern Rock

Lending policy

- All applicants are credit scored
- Northern Rock introduced separate bespoke application scorecards for standard lending, Buy to Let and Together in March 2007. These use application data and Credit Referencing Agency data which cannot be influenced by the applicant
- All properties are subject to independent valuation
  - All valuers must be professionally qualified, have adequate professional indemnity insurance cover and comply with our standard Terms and Conditions
- Income verification requirements are driven by the level of lending risk and are determined by Northern Rock
  - Applicants with properties valued at over £100k, requiring an LTV of 85% or less will not usually be asked for income verification
  - Income verification is always required for Together loans, first time buyers, and loans > 85% LTV
- Maximum secured LTV of 95%

Source: Northern Rock

Key risk indicators

- Strict origination criteria are reflected in a low risk profile
- Northern Rock's strategy is to be a low risk lender to middle market Britain

	2002	2003	2004	2005	2006	2007 H1
Average LTV[1]	75.3%	75.7%	76.2%	77.9%	77.7%	77.7%
First Time Buyers[1] (by value)	26.3%	22.8%	21.0%	24.4%	24.1%	19.7%
Loans >90% LTV[1] (by value)	22.5%	25.6%	22.9%	29.8%	22.4%	19.2%
Average Loan Size (£k)[1]	£80.5	£98.5	£115.1	£122.0	£132.8	£161.3
Average Equity in the property (£k)[1]	£26.4	£31.6	£35.9	£34.6	£38.1	£46.3
Arrears 3m + (by number)[2]	0.56%	0.45%	0.37%	0.39%	0.42%	0.47%
Large Loan Arrears 3m+ (by number)	n/a	0.12%	0.06%	0.21%	0.35%	0.25%

Source: Northern Rock
[1] Figures represent lending during the period
[2] Figure represents the period-end position

Behavioural scoring as a pro-active arrears prevention tool

- All applications are credit scored at origination and existing borrowers are re-scored on a monthly basis
- Predicts which borrowers are most likely to go two or more months in arrears in the next six months
- The behavioural scoring system allows Northern Rock to:
  - Undertake intelligent marketing and cross selling
  - Target retention of high quality existing customers
  - Predict future arrears issues and concentrate arrears management
  - Conduct financial modelling and loss provisioning

Source: Northern Rock

Debt Management

- As interest rates rise, arrears will face upward pressure, and particularly customers on variable rates and customers maturing off fixed rates, who will face significant payment shock
- Staff numbers in Debt Management have increased by 60 in the last 2 years to reduce the caseload of collectors to 100 customers per person. Collection head count 270, FTE 220
- Working hours are weekdays from 8am to 8pm, and Saturdays from 8am to 2pm
- H1 07 saw the introduction of a new collection system to help integrate arrears and electronically control workflow
- 14% of possessions in 2007 were taken by second charge holder compared with 2% in 2006. Voluntary possessions have increased but no geographic region stands out as providing a higher percentage of repossessions
- On average for loans up to 3 months in arrears 13% go to possession, but for loans up to 6 months in arrears 35% go to possession
- On average, the timeline to possession from sale is 5½ months, the same length of time as in 2006
- Where we make a loss on a possessed property the average loss is £14,000 which is the same figure as in 2006

Source: Northern Rock

Northern Rock residential mortgage book annual default trends

Percentage of loans 3 months + in arrears (2006 year end)


0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0
6
12
18
24
30
36
42
48
54
60
66
72
78
84
90
96
Age in Months
1999
2000
2001
2002
2003
2004
2005
2006
2007

- Static pool data shows the default experience of each year's lending
  - Each year is low compared to the current market average (H1 2007: 1.06%[1]) and is well distributed with no outliers

Source: Northern Rock
[1] Council of Mortgage Lenders Table AP1 (by number of loans)

6. Granite

Granite – key investment features

1. Structure
2. Collateral performance
3. Credit enhancement
4. Investor protection triggers
5. Pool replenishment criteria
6. Controlled amortisation notes
7. Regular issuer
8. Investor reporting accessible via Northern Rock's website
9. No Basle 2 regulatory call
10. SEC registered/Regulation AB compliant

Granite Mortgages Transaction Structure


THE SELLER
Northern Rock Plc
Mortgages
Seller share of the trust property and cash from sale of assets
MORTGAGES TRUSTEE
Granite Finance Trustees Limited
Funding's share of the Trust Property
Contribution by Funding/Funding 2 in respect of additional trust property
Funding 2's share of the Trust Property
Funding 2 basis Rate swaps
Funding GIC Account
Funding Reserve Fund
FUNDING
Granite Finance Funding Limited
FUNDING 2
Granite Finance Funding 2 Limited
Funding 2 GIC Account
Funding 2 Reserve Fund
Principal and interest
Inter-company loans
Global Inter-company loan
Principal and interest
Issuer Reserve Fund
Issuer Basis Rate and Currency Swaps
EXISTING ISSUERS
01-1, 01-2 etc.
ISSUER
Granite Master Issuer plc
Issuer Reserve Fund
Currency Swaps
Note proceeds
Principal and interest on the notes
Note proceeds
Principal and interest on the notes
NOTES
NOTES

Granite Master Issuer plc - structure

- Northern Rock, Funding and Funding 2 have a *pro rata* and *pari passu* interest in the Master Trust
  - Interest and principal are passed through the structure on the basis of shares in the Trust property
- Credit enhancement for notes issued by Granite Master Issuer plc is provided by subordination, a common reserve fund and excess spread
- Interest rate risk protection is provided by basis rate swaps (provided by Northern Rock)
- Exchange rate risk protection is provided by currency swaps (provided by an appropriately rated counterparty)
- GIC accounts are held by Northern Rock (subject to rating)



Northern Rock
Seller Interest
Granite Finance Trustees Limited
Investor Interest
Investor Interest
Funding Reserve Fund
Granite Finance Funding Limited
Funding 2 Reserve Fund
Granite Finance Funding 2 Limited
Principal and Interest under the Class A, B, M and C Intercompany Loans
Principal and Interest under the Global Intercompany Loan
Granite Mortgages 04-3 PLC, etc.
Granite Master Issuer PLC
Class A
Class B
Class M
Class C
Reserve Fund
Class A notes
Class B notes
Class M notes
Class C notes
Issuer Reserve Fund

Source: Offering Documents

Collateral performance comparison with other UK RMBS master trusts

90 days plus arrears Jul 2002 – Jun 2007 (by amount)


1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
Holmes
Permanent
Granite
Lothian
Jul-02
Jan-03
Jul-03
Jan-04
Jul-04
Jan-05
Jul-05
Jan-06
Jul-06
Jan-07

Source: Deutsche Bank Research

Investor protection – Granite Master Issuer credit enhancement structure

- Credit enhancement is shared across all issues
- Example – a loss at the 'BBB' level impacts all BBB notes *pro rata* and *pari passu*
- Note tranches are supported by a credit structure incorporating:
  - Excess spread
  - Reserve fund
    - Fully funded
    - Required target balance steps up if arrears exceed certain thresholds or if an issue is not called (excess spread trapping)
  - Subordination


Granite Master Issuer
Class A
[12.25] %
Class B
[8.87] %
Class M
[5.49] %
Class C
[1.65] %
Reserve Fund[1]
Excess Spread
Loss allocation

Source: Offering Documents. All are expected figures at the closing date
[1] Includes the Funding 2 reserve fund and the issuer reserve

Investor protection – typical rating agency stresses

Typical Rating Agency stresses – Defaults[1]


30%
25%
20%
15%
10%
5%
0%
AAA
AA
A
BBB
These current figures for the market and Northern Rock refer to 3m+ arrears
Current Market
Current Northern Rock

- Indicative rating agency default stresses take place over 4 years
- The worst ever market level of repossessions was 0.70% in 1992[2]
- Northern Rock's repossessions during the last recession peaked at 0.44% in 1995[3]
- WA indexed equity in the Trust of [32.2]%[3] – the agencies typically assume a WA MVD of [43] % at AAA level, [39] % at AA, [34] % at A and [30] % at BBB
- Losses are further mitigated by a reserve fund of [1.65]%[4]
- The Granite pool also benefits from a weighted average seasoning of [23.9] months (expected at closing)[4]

Source: Offering Documents, Rating Agencies
[1] Council of Mortgage Lenders Table AP1. Current market is as of 30 June 2007
[2] Council of Mortgage Lenders Table AP4
[3] Northern Rock
[4] Prospectus

Investor protection – indicative credit protection and losses example



Granite Master Issuer
Class A [89.40] %
Class B [3.38] %
Class M [3.38] %
Class C [3.84] %
Reserve Fund [1.65] %[1]
Excess Spread
Loss allocation

- Year to date quarterly excess spread has exceeded year to date losses by a factor of approximately 39.5[2]
- The current reserve fund[3] and annualised year to date excess spread exceed annualised year to date losses 205 times[4]

Granite Master Trust excess spread and losses 2007 year to date[2]



£m
120
100
80
60
40
20
0
Excess spread
£ [110.6] m
£ [2.8] m
Losses

Source: Northern Rock
Source: Offering Documents. All are expected figures at the closing date
[1] Includes the Funding 2 reserve fund and the issuer reserve fund
[2] Year to date includes Jan- Jul investor reports only.
[3] The reserve fund figure is as at the July investor report
[4] Annualised year to date excess spread and losses have been calculated by dividing the sum of the year to date figures by 7 and multiplied by 12. Year to date includes Jan- Jul investor reports only.
Note: Excess spread and losses are calculated across the master trust. Other figures are calculated for Granite Master Issuer. Actual losses allocated to the Granite Master issuer will be lower as total losses will be multiplied by the Granite Master Issuer's share.

Trigger events

- A trigger event is defined as an asset trigger or a non asset trigger event[1]

	Pre-Trigger Events	After Asset Trigger Event	After Non-Asset Trigger Event
Principal	Funding/Funding 2 to target; rest to seller	Pro rata	100% to Funding/Funding 2 Pro rata
Interest	Pro rata	Pro rata	Pro rata
Losses	Pro rata	Pro rata	Pro rata

- An asset trigger event occurs when an amount is debited to the AAA principal deficiency ledger of any issuer
  - Within Funding 2, all notes pay sequentially (*pro rata* and *pari passu* within the same class)
- A non-asset trigger occurs when (a) there is a Seller Insolvency, (b) the administration standard is breached or (c) the current Seller Share in the Trust is equal to or less than the minimum seller share for 2 consecutive months
  - The AAA notes are repaid first in full in order of shortest legal final (and then the other classes sequentially)
- If there is a trigger event, principal and interest are paid monthly and all series of notes become pass through[2]

[1] In case both an asset trigger and a non-asset trigger event occur, the asset trigger payment rules prevail

[2] A trigger event is part of a pass through trigger event, which comprises a) a trigger event, b) an issuer enforcement notice or c) a Funding 2 inter-company loan enforcement

Source: Offering Documents

Other Structural features

	Other features
Amortisation of subordinated notes	Amortisation of subordinated notes will be deferred if: - Principal balance of mortgages 3 months or more in arrears > 4% - Aggregate interest arrears/total interest payment due (last 12 months) >2% - Funding 2 plus issuer reserve fund is less than the programme reserve required amount - Debit balance on subordinated note PDL
If a note is not redeemed on its step up and call date	- All notes that have passed the step up and call date will pay principal and interest monthly and will be deemed as pass through - No further substitution into the Trust will occur if a note has not been redeemed in full 12 months after its step up date OR if there are more than £[3]billion of notes outstanding which have passed their step up date
Arrears or Step up Trigger	- If 3 months plus arrears in the Trust exceed 2% (by value) the Funding 2 reserve fund target will step up by £[37.5]m - If the Issuer fails to call any notes on their step-up date the Funding 2 reserve fund target will step up by £[37.5]m - If both of these events occur the Funding 2 reserve fund target will step up by £[75]m - These triggers are curable
Payment Date	Introduction of a new payment date (17th in addition to the 20th of any month)

Source: Offering Documents

Strict substitution and loan eligibility criteria

	Key Loan Representations and Warranties
Geography	England, Scotland or Wales
Arrears	No more than one payment down and no more than one payment missed in the last 12 months
Current loan size	Less than or equal to £1m
LTV (original amount advanced)	Less than or equal to 95%

	Key Conditions to Loan Assignment [1]
Arrears Test 1	Aggregate interest arrears amount owed / total interest payment due < 2%
Arrears Test 2	Balance of mortgages > 3 months in arrears < 4% of Trust portfolio
Seller Rating	At least A3 by Moody's, A- by Fitch and S&P
Issuer/Funding 2 Reserve Fund	No amounts may be drawn upon assignment
Maximum Substitution	No more than 10% of Trust balance per quarter
Minimum Portfolio Yield	Weighted average of 50bps over 3 month Libor (after basis swaps)
Other Tests	S&P and Fitch WAFF/WALS test, LTV test, Moody's portfolio valuation test

Source: Offering Documents
[1] Unless rating agencies confirm rating

Regular issuance

UK Prime RMBS Issuance 2000 – Aug 2007[1]


80
70
60
50
40
30
20
10
-
£ bn
2000
2001
2002
2003
2004
2005
2006
2007 YTD
Lloy ds
Cly desdale
A&L
B&W
RBS
Barclay s
Standard Life
B&B
Abbey
HBOS
Northern Rock

UK Master Trust Outstanding Prime Owner Occupied RMBS 2000 - Jun 2007[1]


140
120
100
80
60
40
20
0
£ bn
Granite
Lothian
Gracechurch
Fosse
Holmes
Permanent
Arkle
Oct-01
Feb-02
Jun-02
Oct-02
Feb-03
Jun-03
Oct-03
Feb-04
Jun-04
Oct-04
Feb-05
Jun-05
Oct-05
Feb-06
Jun-06
Oct-06
Feb-07
Jun-07

- Northern Rock has been a frequent RMBS issuer, completing 23 Granite transactions since 1999
- In 1999 Northern Rock issued its first standalone deal followed by two more in 2000. In 2001 it launched the Granite master trust and in 2005 launched the de-linked Granite Master Issuer
- Northern Rock has issued 10 transactions through the "capitalist" master trust and 10 through the Granite Master Issuer

1 Data up to August 2007 only available for some issuers
Source: Barclays Capital, Deutsche Bank Research and investor reports as at 10th August 2007

Expected repayment profile of existing Granite transactions

Annual profile


Granite Master Issuer
Funding 1 issuers
GBP Billions
10
9
8
7
6
5
4
3
2
1
0
2007
2008
2009
2010
2011
2012
2013

Quarterly profile


Granite Master Issuer
Funding 1 issuers
GBP Billions
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
Q2 2007
Q4 2007
Q2 2008
Q4 2008
Q2 2009
Q4 2009
Q2 2010
Q4 2010
Q2 2011
Q4 2011
Q2 2012
Q4 2012
Q2 2013
Q4 2013

- Granite is expected to see significant capital repayments and optional redemptions in the next few years
- All Funding 1 issuers will be expected to redeem by September 2011

Source: Northern Rock

CPR rates & controlled amortisation

Monthly CPR annualised Jul 2002 – Jun 2007


70%
60%
50%
40%
30%
20%
10%
0%
Granite
Date
Nov-02
May-03
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06
May-07
Granite bonds are typically sized at 15% - 20% CPR

- Granite's CPR is made up from loan redemptions, capital repayments, product switches and further advances (the latter two are repurchased by Northern Rock)
- Northern Rock's active borrower retention and up-selling strategies lead to product switches/further advances
- Controlled amortisation schedules should be met based on historical CPR levels

Source: Investor Reports

Granite structural comparison – prime UK issuers

	Granite	Permanent	Holmes	Mound	Lothian	Arkle	Pendeford	Brunel	Lanark	Fosse	Gracechurch	Arran
Structure	De-linked master trust	De-linked master trust	De-linked master trust	Master trust	Master trust	De-Linked Master trust	De-Linked Master trust	Stand alone SPV	Master Trust	De-Linked Master Trust	De-Linked Master Trust	Stand alone SPV
Notes*	Controlled amortisation, step-up and call	Cash Accumulation, Bullet Repayment, and Scheduled Amortisation Repayment	Cash Accumulation, Bullet Repayment, Scheduled Amortisation, Pass- through	Cash Accumulation, Bullet Repayment,	Controlled amortisation,	Cash Accumulation, Bullet Repayment, and Scheduled Amortisation Repayment	Bullet, Scheduled Redemption, Pass Through	Pass Through	Controlled Amortisation, Pass Through	Scheduled Redemption, Pass Through	Scheduled Amortisation, step-up and call	Pass-through
Basle 2 call?	No	Yes**	No	Yes	Yes	Yes	No	No	Yes	Yes	No	Yes***
Gross Issuance (£bn)	68.4	49.7	45.1	7.3	6.0	13.3	2.5	5.4	3.6	5	12.0	15.8
Number of issues	20	11	13	5	5	3	1	1	1	2	2	4

Source: Prospectuses *Most recent series **Only B &C Notes ***Only B, C & D Notes

7. Provisional mortgage pool and Granite performance statistics

Geographic diversification

Cut-off pool geographic diversification (by value)



Yorks & Humberside 8%
East Anglia 2%
East Midlands 7%
West Midlands 7%
Wales 3%
Greater London 19%
South West 8%
North 6%
South East 20%
North West 10%
Scotland 10%

- The portfolio is diversified across England, Scotland and Wales. The highest concentration is in London and the South East, where property prices and population density are higher

Geographic breakdown Granite 2001- 2007 YTD (by value)[1]



25%
20%
15%
10%
5%
0%
May-01
Nov-01
May-02
Nov-02
May-03
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06
May-07
East Anglia
North
South East
West Midlands
East Midlands
North West
South West
Yorkshire
Greater London
Scotland
Wales

- The geographic make up of the Trust has been stable over time

Source: Offering Documents. Pool cut dated 30 June 2007. Investor Reports
1 Based on data from Granite 01-1 to 07-3 cut off pool

Average loan size


Cut-off pool average loan size (£ & %)
% of Total (by Balance)
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
0-25
25-50
50-75
75-100
100-125
125-150
150-175
175-200
200-225
225-250
250-275
275-300
300-325
325-350
350-375
375-400
400-425
425-450
450-475
475-500
500+
Loan Size (£'000)


Average loan size £ 2001 – 2007 YTD
140,000
120,000
100,000
80,000
60,000
40,000
20,000
-
£
May-01
Nov-01
May-02
Nov-02
May-03
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06
May-07

- The Average loan size is £117,840

Source: Offering Documents. Pool cut dated 30 June 2007. Investor Reports
[1] Based on data from Granite 01-1 to 07-3 cut off pool

Loan-to-value ratios

Cut-off pool LTV ratios (by balance)



% of Total (by Balance)
Current LTV
Indexed Current LTV
25%
20%
15%
10%
5%
0%
0%-25%
25%-50%
50%-55%
55%-60%
60%-65%
65%-70%
70%-75%
75%-80%
80%-85%
85%-90%
90%-95%
95%-100%
>100%
LTV Bucket

Weighted Average LTV ratios 2001 – 2007 YTD (by balance)



Current LTV
Indexed LTV
85.0%
75.0%
65.0%
55.0%
45.0%
35.0%
25.0%
May-01
Nov-01
May-02
Nov-02
May-03
Nov-03
May-04
Nov-04
May-05
Nov-05
May-06
Nov-06
May-07

- The Weighted Average LTV is 77.44% and the Current Weighted Average Indexed LTV is 67.80%

Source: Offering Documents. Pool cut dated 30 June 2007. Investor Reports
[1] Based on data from Granite 01-1 to 07-3 cut off pool

Current weighted average seasoning

Cut-off pool expected seasoning (by balance)



% of Total (by Balance)
25%
20%
15%
10%
5%
0%
0 to 6
6 to 12
12 to 18
18 to 24
24 to 30
30 to 36
36 to 42
42 to 48
48 to 54
54 to 60
60 to 66
66 to 72
72 to 78
78 to 84
84 to 90
90 to 96
96 to 102
102 to 108
108 to 114
114 to 120
120 to 126
126 to 132
132 to 138
138 to 144
144 to 150
Age of Loans (months)

Current weighted average seasoning (by balance) 2001 – 2007 YTD[1]



Months
45
40
35
30
25
20
15
10
5
0
May-01
Oct-01
Mar-02
Aug-02
Jan-03
Jun-03
Nov-03
Apr-04
Sep-04
Feb-05
Jul-05
Dec-05
May-06
Oct-06
Mar-07

- The Weighted Average seasoning as of the closing date is expected to be 23.94 months

Source: Offering Documents. Pool cut dated 30 June 2007. Investor Reports
[1] Based on data from Granite 01-1 to 07-3 cut off pool

Granite Master Trust portfolio performance

	2002	2003	2004	2005	2006	2007 H1[1]
No. of Loans	144,539	177,469	245,812	369,520	427,817	436,283
Amount	£7.3bn	£13.1bn	£20.8bn	£37.5bn	£46.6bn	£49.5bn
Average CPR [1]	38.9%	44.1%	46.1%	45.6%	46.6%	34.54%
Seasoning (months) [2]	30.6	25.8	26.8	23.2	23.8	25.5
Current LTV [2]	76.3%	74.2%	73.5%	76.3%	77.9%	77.19%
Arrears > = 3m [3]	0.12%	0.25%	0.28%	0.36%	0.37%	0.43%
Possessions in period as % closing trust loans	0.00969%	0.04170%	0.06794%	0.18105%	0.24239%	0.20354%
Properties sold in period as % closing trust loans	0.00208%	0.02479%	0.06184%	0.11068%	0.21972%	0.12148%
Loss in period as % closing trust balances	0.00009%	0.00007%	0.00002%	0.00215%	0.00825%	0.00517%
Cumulative losses as % closing trust assets	0.00009%	0.00013%	0.00010%	0.00220%	0.01002%	0.00519%

Source: Northern Rock
[1] As at 30 June 2007
[2] Annualised monthly CPR
[3] Weighted Average
[4] By value

Contacts

David Johnson, Director (Securitisation)	+44 191 279 6156
	David.Johnson@northernrock.co.uk
Phil Robinson, Assistant Director (Securitisation)	+44 191 279 4581
	Phil.Robinson@northernrock.co.uk
Andy McClean, Assistant Director (Securitisation)	+44 191 279 6195
	Andy.McClean@northernrock.co.uk
Nancy Irwin, Securitisation Manager	+44 191 279 5647
	Nancy.Irwin@northernrock.co.uk
Hazel Dodds, Securitisation Associate	+44 191 279 8625
	Hazel.Dodds@northernrock.co.uk